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                    TUCKER ANTHONY GROUP OF TAX EXEMPT FUNDS
                               AMENDMENT NO. 1 TO
                          AMENDMENT AND RESTATEMENT OF
                       AGREEMENT AND DECLARATION OF TRUST



          This Amendment No. 1 to the Amendment and Restatement of the Agreement and Declaration of Trust dated June 1, 1982 is made at Boston, Massachusetts as of May 22, 1989 by the Trustees hereunder.

                                   WITNESSETH

          WHEREAS, the Trustees wish to change the name of the Trust from "Tucker Anthony Group of Tax Exempt Funds" to "Freedom Group of Tax Exempt Funds"; and

          WHEREAS, the Trustees wish to change the name of the Series established and designated under or in accordance with the provisions of Article IV from "Tucker Anthony Tax Exempt Money Fund" to "Freedom Tax Exempt Money Fund"; and

          WHEREAS, the Trustees have the authority, under Section 8.3(c) of the Agreement and Declaration of Trust, to make amendments to the Agreement and Declaration of Trust to change the name of the Trust and any of the Series by an instrument in writing signed by a majority of the then Trustees, without the necessity of a shareholder vote;

          NOW,   THEREFORE,   the  Trustees   hereby  amend  the  Agreement  and
Declaration of Trust as heretofore in effect as follows:

                    (a) Section 1.1 shall be deleted and replaced in its entirety with the following:

                    Section 1.1 Name. This Trust shall be known as "Freedom Group of Tax Exempt Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                    (b) Section 4.2 shall be amended by changing the name of the Series designated as "Tucker Anthony Tax Exempt Money Fund" to "Freedom Tax Exempt Money Fund."

          IN WITNESS WHEREOF, the undesigned have hereunto set their hands and seals in the City of Boston, Massachusetts for themselves and their assigns, as of the day first written above.

                                                    /s/ Hugh A. Dunlap, Jr.
                                                    ----------------------------
                                                    Hugh A. Dunlap, Jr.

                                                    /s/ Arthur J. Petone
                                                    ----------------------------
                                                    Arthur J. Petone

                                                    /s/ William A. Barron III
                                                    ----------------------------
                                                    William A. Barron III

                                                    /s/ Ralph Lowell, Jr.
                                                    ----------------------------
                                                    Ralph Lowell, Jr.

                                                    /s/ Richard A. Farrell
                                                    ----------------------------
                                                    Richard A. Farrell

                                                    /s/ Patrick Grant
                                                    ----------------------------
                                                    Patrick Grant

YP-0408/T